As filed with the Securities and Exchange Commission on June 29, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEKTAR THERAPEUTICS

(Exact name of registrant as specified in its charter)

Delaware	94-3134940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan

(Full Title of the Plan)

Mark A. Wilson

Senior Vice President and General Counsel

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

415-482-5300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee
Common Stock, $0.0001 par value	10,900,000 shares	$46.62	$508,158,000.00	$63,265.67

(1)	Nektar Therapeutics, a Delaware corporation (the “Company”), is filing this Registration Statement to register an additional 10,900,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), for issuance under the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price represents the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on June 28, 2018.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-218777) was filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2017 covering the registration of 8,300,000 shares of Common Stock to be issued under the Nektar Therapeutics 2017 Performance Incentive Plan, which was amended and restated effective as of June 26, 2018. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 10,900,000 shares of Common Stock under the amended and restated 2017 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 1, 2018;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 10, 2018;

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on January 9, 2018, February 14, 2018, April 3, 2018, June 4, 2018, June 7, 2018 and June 27, 2018; and

(d)	the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on May 2, 1994, including any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement or the related prospectus to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Certificate of Incorporation of Inhale Therapeutic Systems (Delaware), Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2*	Certificate of Amendment of the Amended Certificate of Incorporation of Inhale Therapeutic Systems, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.3*	Certificate of Ownership and Merger of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 23, 2003).

4.4*	Certificate of Ownership and Merger of Nektar Therapeutics AL, Corporation with and into Nektar Therapeutics (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.5*	Amended and Restated Bylaws of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 15, 2014).

4.6*	Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 30, 2018).

5.1**	Opinion of Sidley Austin LLP with respect to the validity of the securities.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Previously filed with the Commission and incorporated herein by reference.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 29, 2018.

NEKTAR THERAPEUTICS

By:	/s/ Howard W. Robin
Howard W. Robin
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Howard W. Robin and Gil M. Labrucherie, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard W. Robin	Chief Executive Officer, President, and Director	June 29, 2018
Howard W. Robin	(Principal Executive Officer)

/s/ Gil M. Labrucherie	Senior Vice President and Chief Financial Officer	June 29, 2018
Gil M. Labrucherie	(Principal Financial Officer)

/s/ Jillian B. Thomsen	Senior Vice President, Finance and Chief Accounting Officer	June 29, 2018
Jillian B. Thomsen	(Principal Accounting Officer)

/s/ Robert B. Chess	Director, Chairman of the Board of Directors	June 29, 2018
Robert B. Chess

/s/ Jeff Ajer	Director	June 29, 2018
Jeff Ajer

/s/ R. Scott Greer	Director	June 29, 2018
R. Scott Greer

/s/ Christopher A. Kuebler	Director	June 29, 2018
Christopher A. Kuebler

/s/ Lutz Lingnau	Director	June 29, 2018
Lutz Lingnau

/s/ Roy A. Whitfield	Director	June 29, 2018
Roy A. Whitfield

/s/ Dennis L. Winger	Director	June 29, 2018
Dennis L. Winger